Exhibit 21.01



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                                                                   Exhibit 21.01

LIST OF REGISTRANT'S SUBSIDIARIES

                                                                      Percentage Owned By
        Name                        Country of Organization            Macromedia, Inc.
        ----                        -----------------------           -------------------
Macromedia Europe Limited                 England                           100%
Macromedia KK                              Japan                            100%
Macromedia Ireland (PTY) Ltd.             Ireland                           100%

                                                                      Percentage Owned By
                                                                       Macromedia Ireland
        Name                        Country of Organization               (PTY) Ltd.
        ----                        -----------------------           -------------------

Macromedia Netherlands B.V              Netherlands                         100%



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